EX-32   ·   Section 1350 Certifications

LUX DIGITAL PICTURES INC.

Pursuant to Section  18U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant  to  section  906  of  the   Sarbanes-Oxley Act of  2002 (subsection (a) and (b) of  section  1350, chapter 63 of title 18, United  States  Code), each of the undersigned officers of Lux Digital Pictures Inc., a Nevada corporation (the "Company"), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (the "Form  10-Q")  of  the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q  fairly presents, in all material  respects, the  financial condition and results of operations of the Company.

Date: January 12, 2010

/s/ Ingo Jucht
Ingo Jucht
Principal Executive Officer
and Principal Financial Officer